Exhibit 3.116

IRIS ACQUISITION SUB LLC

ARTICLES OF ORGANIZATION

The undersigned, being authorized to execute and file these Articles, hereby certifies that:

FIRST:            The name of the limited liability company (hereinafter referred to as the “Company”) is “IRIS Acquisition Sub LLC”.

SECOND:                  The purposes for which the Company is formed are to engage in any lawful business, except the business of acting as an insurer.

THIRD:                The address of the principal office of the Corporation in this State is c/o CSC-Lawyers Incorporating Service Company, 7 St. Paul Street, Suite 1660, Baltimore, MD 21202.

FOURTH:                The name and address of the resident agent of the Corporation are CSC-Lawyers Incorporating Service Company, 7 St. Paul Street, Suite 1660, Baltimore, MD 21202.

FIFTH:             No member is an agent of the Company solely by virtue of being a member, and no member has authority to act for the Company solely by virtue of being a member.

IN WITNESS WHEREOF, I have signed these Articles of Organization and acknowledged them to be my act on the 12th day of May, 2011.

/s/ Sharon A. Kroupa
Sharon A. Kroupa
Authorized Person

CUST ID: 0002588999
WORK ORDER: 0003805579
DATE: 05-12-2011 04:19 PM
AMT. PAID: $404.00

[ILLEGIBLE]

I hereby certify that this is a true and complete copy of the 3 page document on file in this office. DATED: 10-15-13.

STATE DEPARTMENT OF ASSESSMENTS AND TAXATION:

By:	, Custodian
This stamp replaces our previous certification system. Effective: 6/95

I hereby consent to my designation in this document as resident agent for this entity.

CSC-Lawyers Incorporating Service Company

SIGNED:
Resident Agent

CORPORATE CHARTER APPROVAL SHEET

**EXPEDITED SERVICE** ** KEEP WITH DOCUMENT **

DOCUMENT CODE 40 BUSINESS CODE
#				1000362001737990

Close		☐ Stock ☐	Nonstock ☐

P.A.		☐ Religious ☐

Merging (Transferor)
ID # W14113732 ACK # 1000362001737990
PAGES: 0003
IRIS ACQUISITION SUB LLC

Surviving (Transferee)				05/12/2011 AT 04:19 P WO # 0003805579

New Name

FEES REMITTED

		Base Fee:	100	☐ Change of Name
		Org. & Cap. Fee:		☐ Change of Principal Office
		Expedite Fee:	20	☐ Change of Resident Agent
		Penalty:		☐ Change of Resident Agent Address
		State Recordation Tax:		☐ Resignation of Resident Agent
		State Transfer Tax:		☐ Designation of Resident Agent
1		Certified Copies		and Resident Agent’s Address
		Copy Fee:	22	☐ Change of Business Code
Certificates
		Certificate of Status Fee:		☐ Adoption of Assumed Name
Personal Property Filings:
Mail Processing Fee:
		Other:		☐ Other Change(s)

		TOTAL FEES:	192

Code 063
Credit Card ☐ Check ☒			Cash ☐
				Attention:	Andrea Cohen
	Documents on	Checks
VENABLE LLP
Approved By:				SUITE 900
750 E PRATT ST
Keyed By:				BALTIMORE MD 21202-3142

COMMENT(S):

CERTIFIED				CUST ID: 0002588999
COPY MADE				WORK ORDER: 0003805579
DATE: 05-12-2011 04:19 PM
AMT. PAID: $404.00

ARTICLES OF MERGER

OF

INTEGRAL SYSTEMS, INC.

(a Maryland corporation)

WITH AND INTO

IRIS ACQUISITION SUB LLC

(a Maryland limited liability company)

THIS IS TO CERTIFY THAT:

FIRST:                          Integral Systems, Inc., a Maryland corporation (the “Merging Corporation”), and IRIS Acquisition Sub LLC, a Maryland limited liability company (the “Surviving Company”), agree to effect a merger of the Merging Corporation with and into the Surviving Company, upon the terms and conditions herein set forth (the “Merger”).

SECOND:           The Surviving Company is a Maryland limited liability company and is the company to survive the Merger. The principal office of the Surviving Company in this State is located in Baltimore City.

THIRD:               The Merging Corporation is a Maryland corporation. The principal office of the Merging Corporation in this State is located in Howard County. The Merging Corporation owns no interest in land in the State of Maryland.

FOURTH:          The terms and conditions of the transaction set forth in these Articles of Merger were advised, authorized and approved by the Surviving Company in the manner and by the vote required by the laws of the State of Maryland and its Operating Agreement as follows: pursuant to the Surviving Company’s Operating Agreement, dated May 12, 2011, the Merger was approved by the consent of the Surviving Company’s sole member.

FIFTH:          The terms and conditions of the transaction set forth in these Articles of Merger were advised, authorized and approved by the Merging Corporation in the manner and by the vote required by the laws of the State of Maryland and its charter as follows: the Board of Directors of the Merging Corporation adopted resolutions by unanimous written consent which declared that the transaction set forth in these Articles of Merger is advisable and directed that the transaction be submitted for consideration by the sole stockholder of the Merging Corporation. The Merger was approved by the sole stockholder of the Merging Corporation by written consent.

SIXTH:                   The Surviving Company has one class of membership interest, representing 100% of the total percentage of membership interests in the Surviving Company.

CUST ID: 0002682417
WORK ORDER: 0003898997
DATE: 12-15-2011 12:37 PM
AMT. PAID: $193.00

[ILLEGIBLE]

I hereby certify that this is a true and complete copy of the 4 page document on file in this office. DATED 10-15-13.

STATE DEPARTMENT OF ASSESSMENTS AND TAXATION:

BY:	, Custodian
This Stamp replaces our previous system. Effective: 6/95

SEVENTH:              The total number of shares of all classes of stock that the Merging Corporation has authority to issue is 40,000,000 shares of common stock, all of one class, $0.01 par value per share, for an aggregate par value of $400,000.00.

EIGHTH:         At the Effective Time (as defined below), the Merging Corporation shall be merged with and into the Surviving Company and, thereupon, the Surviving Company shall possess any and all purposes and powers of the Merging Corporation, and all leases, licenses, property, rights, privileges and powers of whatever nature and description of the Merging Corporation shall be transferred to, vested in and devolved upon the Surviving Company, without further act or deed, and all of the debts, liabilities, duties and obligations of the Merging Corporation will become the debts, liabilities, duties and obligations of the Surviving Company.

NINTH:             At the Effective Time, all membership interests of the Surviving Company outstanding immediately prior to the Effective Time shall remain outstanding and constitute the only outstanding membership interests of the Surviving Company.

TENTH:            At the Effective Time, all shares of all classes of stock of the Merging Corporation issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be cancelled and shall cease to exist without any conversion thereof, and no payment or distribution shall be made with respect thereto.

ELEVENTH:       Pursuant to the terms of the Merger, the Articles of Organization of the Surviving Company will be amended as a result of the Merger by deleting in its entirety Article FIRST thereof and inserting in lieu thereof the following:

FIRST:         The name of the limited liability company (hereinafter referred to as the “Company”) is “Kratos Integral Holdings, LLC”.

TWELFTH:            The Merger shall become effective upon the acceptance for record of these Articles of Merger by the State Department of Assessment and Taxation of the State of Maryland (the “Effective Time”).

THIRTEENTH:      Each of the undersigned acknowledges these Articles of Merger to be the act and deed of the respective entity on whose behalf he or she has signed, and further, as to all matters or facts required to be verified under oath, each of the undersigned acknowledges that to the best of his or her knowledge, information and belief, these matters and facts relating to the entity on whose behalf he or she has signed are true in all material respects and that this statement is made under the penalties for perjury.

[SIGNATURE PAGE FOLLOWS]

2

IN WITNESS WHEREOF, these Articles of Merger have been duly executed by the parties hereto as of the 15th day of December, 2011.

ATTEST:		IRIS ACQUISITION SUB LLC

By:	KRATOS DEFENSE & SECURITY	By:	KRATOS DEFENSE & SECURITY
SOLUTIONS, INC., its sole member			SOLUTIONS, INC., its sole member

/s/ Deborah Butera		By:	/s/ Laura Siegal
Name:	Deborah Butera		Name:	Laura Siegal
Title:	Senior Vice President, General		Title:	Vice President, Corporate Controller
	Counsel and Secretary/Registered			and Treasurer
In-House Counsel

ATTEST:		INTEGRAL SYSTEMS, INC.

/s/ Deborah Butera		By:	/s/ Laura Siegal
Name:	Deborah Butera		Name:	Laura Siegal
Title:	Secretary		Title:	Vice President, Corporate Controller and Treasurer

[Signature Page to Articles of Merger]

CORPORATE CHARTER APPROVAL SHEET

**EXPEDITED SERVICE** ** KEEP WITH DOCUMENT **

DOCUMENT CODE 114 BUSINESS CODE				Affix Barcode Label Here
#				1000362002622423

Close		☐ Stock ☐	Nonstock ☐

P.A.		☐ Religious ☐

Merging (Transferor)		Integral Systems, Inc,
(D01463678) (MD)				ID # W14113732 ACK # 1000362002622423
PAGES: 0004
KRATOS INTEGRAL HOLDINGS, LLC

Surviving (Transferee)		Iris Acquisition Sub LLC		12/15/2011 AT 12:36 P WO # 0003898997
(W14113732) (MD)

New Name Kratos Integral Holdings, LLC

FEES REMITTED

		Base Fee:	100	☒ Change of Name
		Org. & Cap. Fee:		☐ Change of Principal Office
		Expedite Fee:	70	☐ Change of Resident Agent
		Penalty:		☐ Change of Resident Agent Address
		State Recordation Tax:		☐ Resignation of Resident Agent
		State Transfer Tax:		☐ Designation of Resident Agent
1		Certified Copies		and Resident Agent’s Address
		Copy Fee:	23	☐ Change of Business Code
Certificates
		Certificate of Status Fee:		☐ Adoption of Assumed Name
Personal Property Filings:
Mail Processing Fee:
		Other:		☐ Other Change(s)

		TOTAL FEES:	193

Code 063
Credit Card ☐ Check ☒			Cash ☐
				Attention:	Andrea Cohen
	Documents on	Checks
Mail: Name and Address

Approved By: 14				VENABLE LLP
ANDREA COHEN
SUITE 900
750 E PRATT ST
Keyed By:				BALTIMORE MD 21202–3142

COMMENT(S):

CERTIFIED				CUST ID: 0002682417
COPY MADE				WORK ORDER: 0003898997
DATE: 12-15-2011 12:37 PM
AMT. PAID: $193.00